EXHIBIT 4.15
                                                                 EXECUTION COPY
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                          RECEIVABLES SALE AGREEMENT





                            Dated as of May 7, 2004



                                    Between



                             VITRO AMERICA, INC.,
                                as Originator,



                                      and



                           VVP FUNDING CORPORATION,
                                   as Buyer








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                               TABLE OF CONTENTS

SECTION                                  HEADING                           PAGE

ARTICLE I            AMOUNTS AND TERMS OF THE PURCHASE........................1

       Section 1.1.  Initial Contribution of Receivables......................1
       Section 1.2.  Purchase of Receivables..................................2
       Section 1.3.  Payment for the Purchase.................................3
       Section 1.4.  Purchase Price Credit Adjustments........................4
       Section 1.5.  Payments and Computations, Etc...........................5
       Section 1.6.  Transfer of Records......................................5
       Section 1.7.  Characterization; Power of Attorney......................5

ARTICLE II           REPRESENTATIONS AND WARRANTIES...........................6

       Section 2.1.  Representations and Warranties of Originator.............6

ARTICLE III          CONDITIONS OF PURCHASE..................................10

       Section 3.1.  Conditions Precedent to Purchase........................10
       Section 3.2.  Conditions Precedent to Subsequent Payments.............10

ARTICLE IV           COVENANTS...............................................11

       Section 4.1.  Affirmative Covenants of Originator.....................11
       Section 4.2.  Negative Covenants of Originator........................15
       Section 4.3.  Post Office Boxes.......................................17

ARTICLE V            TERMINATION EVENTS......................................17

       Section 5.1.  Termination Events......................................17
       Section 5.2.  Remedies................................................19

ARTICLE VI           INDEMNIFICATION.........................................20

       Section 6.1.  Indemnities by Originator...............................20
       Section 6.2.  Other Costs and Expenses................................22

ARTICLE VII          MISCELLANEOUS...........................................22

       Section 7.1.  Waivers and Amendments..................................22
       Section 7.2.  Notices.................................................23
       Section 7.3.  Protection of Ownership Interests of Buyer..............23
       Section 7.4.  Confidentiality.........................................24
       Section 7.5.  Bankruptcy Petition.....................................25
       Section 7.6.  Limitation of Liability.................................25
       Section 7.7.  Choice of Law...........................................25
       Section 7.8.  Consent to Jurisdiction.................................25
       Section 7.9.  Waiver of Jury Trial....................................26



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       Section 7.10. Integration; Binding Effect; Survival of Terms..........26
       Section 7.11. Counterparts; Severability; Section References..........27


EXHIBITS

Exhibit I         Definitions

Exhibit II        Jurisdiction of Organization,  Principal Place of Business;
                  Chief Executive Office; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III       Lock-Boxes; Collection Accounts; Collection Banks;

Exhibit IV        Form of Compliance Certificate

Exhibit V         Copy of Credit and Collection Policy

Exhibit VI        Form of Purchase Report

Exhibit VII       Form of Power of Attorney

Exhibit VIII      Form of Subordinated Note

Exhibit IX        Form of Postal Power of Attorney

Exhibit XIV       Form of Direction Letter

SCHEDULES

Schedule A        Closing Documents

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                          RECEIVABLES SALE AGREEMENT

     RECEIVABLES SALE AGREEMENT, dated as of May 7, 2004, by and between VITRO AMERICA, INC., a Delaware corporation ("Originator"), and VVP FUNDING CORPORATION, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).


                            PRELIMINARY STATEMENTS

     Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell, assign, contribute or otherwise transfer to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

     Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

     Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of May 7, 2004 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Originator, as initial Servicer, Windmill Funding Corporation as the Conduit (the "Conduit"), the Committed Purchasers from time to time party thereto and ABN AMRO Bank N.V., as Agent (in such capacity, the "Agent").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASE

         Section 1.1. Initial Contribution of Receivables. On the date hereof, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator, Receivables originated by Originator and existing as of the close of business on April 30, 2004 (the "Initial Cutoff Date") having an aggregate Outstanding Balance of up to $63,926,196.90 (the "Initial Contributed Receivables"), together with all Related Security relating thereto and all Collections thereof.

         Section 1.2. Purchase of Receivables. (a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein,


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Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

         (b) On each Monthly Reporting Date, Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VI hereto (each such report being herein called a "Purchase Report") with respect to the Receivables sold and/or contributed by Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

         (c) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, the transfer of Receivables hereunder is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely transferred to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

         Section 1.3. Payment for the Purchase. (a) The Purchase Price for the Purchase of Receivables in existence as of the close of business on the Initial Cutoff Date (other than the

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Initial Contributed Receivables) shall be payable in full by Buyer to
Originator on the date hereof, and shall be paid to Originator in the following manner:

          (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables under the Purchase Agreement; and

          (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to Originator) that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

     The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

     (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

          first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables under the Purchase Agreement or other cash on hand;

          second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

          third, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price. From and after the Termination Date, Originator shall not: (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer's capital.

     Subject to the limitations set forth in Section 1.3(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not

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required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Secured Parties.

     (c) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Purchase Report delivered by Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

     Section 1.4. Purchase Price Credit Adjustments. If on any day:

          (a) the Outstanding Balance of a Receivable is:

               (i) reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by Originator or any Affiliate thereof, or as a result of any tariff or other governmental action, or

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

               (iii) reduced on account of the obligation of Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or

               (iv) less than the amount included in the calculations in any Purchase Report (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

          (b) any of the representations and warranties set forth in Section 2.1(g), Section 2.1(i), Section 2.1(j), Section 2.1(r), Section 2.1(s),
     Section 2.1(t) or Section 2.1(u) are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the amount of such reduction or cancellation of the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately.

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     Section 1.5. Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     Section 1.6. Transfer of Records. (a) In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

     (b) Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

         Section 1.7. Characterization; Power of Attorney. (a) If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale and absolute assignment thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right, title and interest, whether now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, all other rights and payments relating to the Receivables and all proceeds of the foregoing (collectively,

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the "Originator Collateral") to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder. Originator shall take such action as may be necessary or appropriate to ensure that such security interest is duly perfected and prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

     (b) On the Closing Date, Originator shall execute and deliver to the Agent a power of attorney substantially in the form attached hereto as Exhibit VII (a "Power of Attorney"). The power of attorney granted pursuant to such Power of Attorney is a power coupled with an interest and shall be irrevocable until all Aggregate Unpaids are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Buyer (or its assigns) under the Power of Attorney are solely to protect the Buyer's (and its assigns') and shall not impose any duty upon the Buyer (or its assigns) to exercise any such powers. The Buyer (or its assigns) shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Buyer's (and its assigns') officers, directors, employees, agents or representatives shall be responsible to Originator for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Buyer (and its assigns) shall exercise its rights and remedies under the Power of Attorney only to the extent otherwise permitted under the Transaction Documents.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     Section 2.1. Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase and on each date that any Receivable comes into existence that:

     (a) Existence and Power. Its jurisdiction of organization is correctly set forth in Exhibit II to this Agreement. It is duly organized under the laws of such jurisdiction and is a "registered organization" as defined in the UCC in effect in such jurisdiction. It is validly existing and in good standing under the laws of its jurisdiction of organization. It is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to do so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

     (b) Power and Authority; Due Authorization, Execution and Delivery. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, its use of the proceeds of the Purchase made hereunder, are within its organizational powers and authority and have been duly

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authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by it.

     (c) No Conflict. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets or the assets of its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (d) Governmental Authorization. Other than the filing of the UCC financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

     (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of its knowledge, threatened, against or affecting it, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

     (f) Binding Effect. This Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g) Accuracy of Information. All information (other than any projections, forecasts or other forward-looking information) heretofore furnished by it or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information (other than any projections, forecasts or other forward-looking information) hereafter furnished by it or any of its Affiliates to Buyer (or its assigns) will be, true, complete and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact.

     (h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates any law, rule or regulation applicable to it or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

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     (i) Title. Immediately prior to each Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cutoff Date, it owns and has legal and equitable title to the Originator Collateral, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Originator Collateral.

     (j) Perfection.

          (i) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Originator Collateral in favor of Buyer, which security interest is prior to all other Liens and is enforceable as such as against creditors and purchasers from Originator.

          (ii) All actions necessary under the UCC (or any comparable law) of all appropriate jurisdictions have been taken including, without limitation, the execution of the Collection Account Agreements and the filing of UCC financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) its security interest in each Receivable, its Collections and the Related Security and (B) the Buyer's security interest in the Originator Collateral.

          (iii) Other than the security interest granted to Buyer pursuant to this Agreement and security interests that have been terminated or become ineffective on or prior to the date hereof, Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Originator Collateral.

          (iv) Originator has not authorized the filing of and is not aware of any financing statements against Originator that include a description of collateral covering the Originator Collateral other than any financing statement relating to the security interest granted to Buyer hereunder or that has been terminated or otherwise becomes ineffective on or prior to the date hereof. Originator is not aware of any judgment or tax lien filings against Originator.

          (v) Each Receivable constitutes an "account" within the meaning of the UCC.

     (k) Places of Business and Locations of Records. Its jurisdiction of organization, principal places of business and chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Its Federal Employer Identification Number is correctly set forth on Exhibit II attached hereto.

     (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of its Collection Accounts at each Collection Bank and the

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post office box number of each Lock-Box, are listed on Exhibit III attached hereto. It has not granted any Person, other than Buyer (and its assigns), as contemplated by this agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

     (m) Material Adverse Effect. Since December 31, 2003, no event has occurred that would have a Material Adverse Effect.

     (n) Names. The name in which it has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of organization which shows it to have been organized. In the past five (5) years, it has not used any organizational names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on
Exhibit II attached hereto.

     (o) Ownership of Buyer. It owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

     (p) Not a Holding Company or an Investment Company. It is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q) Compliance with Law. It has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

     (r) Compliance with Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

     (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by it constitutes reasonably equivalent value in consideration therefor. No transfer by it of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

     (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

     (v) Accounting. Originator will account for the transactions contemplated by this Agreement as true sales.


                                  ARTICLE III

                            CONDITIONS OF PURCHASE

     Section 3.1. Conditions Precedent to Purchase. The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and (c) all of the conditions to the effectiveness of the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

     Section 3.2. Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

          (i) the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date, except to the extent such representations and warranties are expressly limited to an earlier date; and

          (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash and/or by capital contribution), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied.


                                  ARTICLE IV

                                   COVENANTS

     Section 4.1. Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants, as to itself, as set forth below:

     (a) Financial Reporting. It will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to Buyer (or its assigns):

          (i) Annual Reporting. As soon as available and in any event within one hundred twenty (120) days after the end of each of its fiscal years, the audited balance sheet and the related audited consolidated statements of income and cash flows for Originator and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the figures for such fiscal year, all reported in conformity with GAAP, with the unqualified opinion of independent public accountants of recognized international standing.

          (ii) Quarterly Reporting. As soon as available and in any event within sixty (60) days after the end of each quarter of each of its fiscal years, the unaudited consolidated balance sheet of Originator and the related unaudited consolidated statements of income and cash flows of Originator and its consolidated Subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to the fairness of presentation and conformity with GAAP by an Authorized Officer of Originator.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
     Exhibit IV attached hereto, signed by its Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

          (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which it or any of its Subsidiaries files with the Securities and Exchange Commission.

          (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer or the Agent, copies of the same.

          (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's (and the Agent's, as Buyer's assignee) consent thereto.

          (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition or results of operations, financial, of it as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

     (b) Notices. It will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of its Authorized Officer.

          (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against it or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against it and its Subsidiaries exceeds $500,000 after deducting (1) the amount with respect to which it or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (2) the amount for which it or any such Subsidiary is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Buyer (or its assigns), and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against it which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which it is a debtor or an obligor.

          (v) ERISA Events. The occurrence of any ERISA Event.

                  (vi) Downgrade. If its Indebtedness shall be rated by any Rating Agency, any downgrade in, or withdrawal of, the rating of any of its Indebtedness by such Rating Agency, setting forth the Indebtedness affected and the nature of such change.

     (c) Compliance with Laws and Preservation of Existence. It will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

     (d) Audits. It will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. It will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at its sole cost, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters (each of the foregoing examinations and visits, a "Review"); provided, however, that if an Unmatured Termination Event or a Termination Event shall have occurred and be continuing, then Originator shall permit Buyer (or its assigns) to conduct a Review at any time and without advance notice.

     (e) Keeping and Marking of Records and Books.

          (i) It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) It will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, reasonably acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Secured Parties) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns): (1) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Secured Parties) and (2) assemble and make available to Buyer (or its assigns) at its sole expense all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

     (f) Compliance with Contracts and Credit and Collection Policy. It will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     (g) Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of its right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's security interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer (or its assigns) may reasonably request).

     (h) Secured Parties' Reliance. It acknowledges that the Agent and the Secured Parties are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from it and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, it will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of it and any Affiliates thereof and not just a division of it or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, it will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

     (i) Collections. It will cause (i) all cash, checks, money orders or other proceeds of the Receivables and Related Security received by it, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following receipt thereof to be deposited into a Depositary Account or Lock-Box, (ii) all proceeds of the Receivables and Related Security received in any Depositary Account or Lock-Box to be transferred to a Concentration Account on each Business Day in same day funds, (iii) each Collection Bank maintaining each Concentration Account to deposit on each Business Day in one day funds, all available funds in each Concentration Account to the Facility Account and (iv) each Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. At all times prior to remittance to a Collection Account, it will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. It will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

     (j) Taxes. It will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. It will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

     Section 4.2. Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

     (a) Change in Name, Jurisdiction of Organization, Offices and Records. It will not change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC) in such jurisdiction, (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof; (B) at least ten
(10) days prior to such change, delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation and (C) caused an opinion of counsel acceptable to Buyer and its assigns to be delivered to Buyer and its assigns that Buyer's security interest is perfected and of first priority, such opinion to be in form and substance acceptable to Buyer and its assigns in their sole discretion.

     (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

     (c) Modifications to Contracts and Credit and Collection Policy. It will not make any change to the Credit and Collection Policy unless, at least 30 days prior to such change or amendment, it has delivered to the Buyer (and its assigns), a copy of the Credit and Collection Policy then in effect and a notice (i) indicating such proposed change or amendment and (ii) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting for the Buyer's (and its assigns') consent thereto and in connection therewith, prior to such proposed change or amendment Originator has received Buyer's (and its assigns') consent thereto. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

     (d) Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. It shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable. Notwithstanding the foregoing, the Originator may create and permit to exist the security interests described in the Intercreditor Agreement and granted to Bank of America, N.A., pursuant to the Amended and Restated Loan and Security Agreement dated as of June 27, 2003, among Bank of America, N.A., as Lender, and the Originator, VVP Finance Corporation and Super Sky Products, Inc., as Borrowers.

     (e) Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

     Section 4.3. Post Office Boxes. (a) The parties hereto acknowledge that certain Collections may be remitted by Obligors directly to the Originator (at a field office or otherwise) or to any Post-Office Box. The Originator agrees that it will instruct each of its employees that is responsible for receiving any Collections that the Originator and such employee (i) are acting as servicer for the Buyer, (ii) owe a duty of due care to the Buyer in all of their actions relating to the handling and deposit of such Collections and
(iii) are liable to the Buyer for breaches such duty of due care.

     (b) On the Closing Date, the Originator execute a Postal Direction Letter with respect to each Post-Office Box and no later than ten (10) Business Days after the Closing Date, the Seller shall execute a Postal Power of Attorney for each Post Office Box. The Originator shall not establish new Post-Office Boxes without delivering to Buyer (and its assigns) a Postal Power of Attorney and a Postal Direction Letter with respect thereto and a revised Exhibit XI.

     (c) The Originator shall not establish new Depositary Accounts into which Collections are deposited unless such account is (i) in the name of the Seller and (ii) either (A) an account maintained with Bank of America, National Association which is automatically swept to a Concentration Account on a daily basis or (B) an account with respect to which NDC has been instructed to direct funds to be swept into a Concentration Account on a daily basis.

     (d) Without the prior written consent of the Agent, the Originator shall not change any sweep instructions given to Bank of America, National Association or NDC.

     (e) The Originator shall not engage any Person other than NDC to give instructions with respect to bank accounts (other than accounts maintained with Bank of America, National Association) into which Collections are deposited without the prior written consent of the Agent; provided, that any successor to NDC shall agree to comply with the provisions of this Agreement and the other Transaction Documents with respect to the handling of Collections.


                                   ARTICLE V

                              TERMINATION EVENTS

     Section 5.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

     (a) Originator shall fail (i) to make any payment or deposit required hereunder when due or fail to perform or observe any term, covenant or agreement under any of Section 4.1(i), Section 4.2(b) and/or Section 4.3 and in any such case, such failure shall continue for one (1) Business Day, or
(ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days.

     (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made; provided that no such event shall constitute an Amortization Event unless such event is unremedied for a period of ten (10) days after the earlier to occur of (i) written notice thereof shall have been given by the Buyer (or its assigns) to Originator or (ii) an Authorized Officer of Originator shall have actual knowledge thereof or should have had knowledge thereof if such Authorized Officer had exercised reasonable care in the performance of his or her duties provided, further that no grace period shall apply to Sections 2.1(f), 2.1(i), 2.1(j), 2.1(n), 2.1(p) and 2.1(u); and provided further no such event shall constitute an Amortization Event if the Seller have timely paid to the Agent the Purchase Price Credit required to be paid as a result of such event in accordance with Section 1.4.

     (c) Failure of Originator or any of its Subsidiaries to pay any Indebtedness when due (after giving effect to any applicable grace periods with respect thereto) in excess of $1,000,000; or the default by Originator or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed if the effect of such default is to cause, or permit the holder of such Indebtedness to cause such Indebtedness to become due and payable prior to the date of maturity thereof; or any such Indebtedness of Originator or its Subsidiaries other than Buyer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (d) An Event of Bankruptcy shall occur with respect to Originator or any of its Subsidiaries.

     (e) A Change of Control shall occur.

     (f) One or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against Originator or any of its Subsidiaries on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for forty-five (45) consecutive days without a stay of execution.

     (g) The Internal Revenue Service shall file notice of a lien pursuant to
Section 6323 of the Tax Code against the Originator or any of its Affiliates and such lien shall continue until the earlier of (i) seven (7) days after inception and (ii) knowledge by any Secured Party of such lien, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of ERISA against the Originator or any of its ERISA Affiliates with regard to any of the Receivables and Related Security.

     (h) Any Plan of Originator or any of its respective ERISA Affiliates:

          (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or
     Section 303 of ERISA; or

          (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

          (iii) shall require Originator or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

          (iv) results in a liability to Originator or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

     (i) An ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (j) Originator shall cease to have the legal capacity or ability to transfer, Receivables to Buyer hereunder.

     (k) The Purchase Agreement shall become unenforceable or the Agent (or its assigns) shall fail to maintain a valid and perfected ownership interest or first priority security interest in and to the Receivables under the Purchase Agreement.

     (l) Any event shall occur which (i) materially and adversely impairs the ability of Originator to originate Receivables of credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Buyer on the date of the Purchase Agreement or (ii) has, or reasonably could be expected to have a Material Adverse Affect.

     Section 5.2. Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(e), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.1. Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees pursuant to an invoice in reasonable detail and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

          (c) taxes imposed by any jurisdiction in which such Indemnified Party is organized, its principal executive office is located or it does business, on or measured by the net income of such Indemnified Party, other than any taxes on or measured by net income as a result of such Indemnified Party's having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or any of the other Transaction Documents; or

          (d) taxes imposed on any Committed Purchaser (and any Eligible Assignee thereof) that is not incorporated under the laws of the United States of America, any state thereof or the District of Columbia, if and to the extent that such Committed Purchaser or Eligible Assignee shall not have furnished to Originator, at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by Originator as will permit payments under this Agreement to be made without deduction or withholding, including, without limitation, United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI, as applicable, certifying that such Committed Purchaser or Eligible Assignee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income tax;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

          (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

          (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

          (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any failure of a Collection Bank to comply with the terms of the applicable Collection Account Agreement;

          (viii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (ix) any Termination Event other than a Voluntary Termination;

          (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

          (xi) the failure by the Originator to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

          (xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

          (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

     Section 6.2. Other Costs and Expenses. Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses pursuant to an invoice in reasonable detail in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1. Waivers and Amendments. (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator, Buyer and Agent and, to the extent required under the Purchase Agreement, the Committed Purchasers or the Required Committed Purchasers. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

     Section 7.2. Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three
(3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

     Section 7.3. Protection of Ownership Interests of Buyer. (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. After the occurrence of a Termination Event or Unmatured Termination Event, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

     (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(s)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

     (c) (i) Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (ii) Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document, and (iii) Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer's assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer's assign).

     Section 7.4. Confidentiality. (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the Committed Purchasers and the Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law).

     (b) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Committed

Purchasers or the Conduit by each other, (ii) by Buyer, the Agent, the Committed Purchasers or the Conduit (or any of their respective permitted assigns) to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any Rating Agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Conduit, the Committed Purchasers and the Agent may disclose any such nonpublic information as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     (c) Buyer (and its assigns) shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, the Conduit and the Committed Purchasers, the Conduit, (ii) to any prospective or actual assignee or participant of the Agent, the Conduit or the Committed Purchasers who execute a confidentiality agreement for the benefit of Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any Rating Agency, provider of a surety, guaranty or credit or liquidity enhancement to the Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body; provided each such Person is informed of the confidential nature of such information.

     (d) Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities law. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

     Section 7.5. Bankruptcy Petition. (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Conduit, it will not institute against, or join any other Person in instituting against, the Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     (b) Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 7.6. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Conduit, the Agent or any Committed Purchaser, no claim may be made by Originator or any other Person against the Conduit, the Agent or any Committed Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 7.7. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (AND NOT THE LAW OF CONFLICTS, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     Section 7.8. Consent to Jurisdiction. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK.

     Section 7.9. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 7.10. Integration; Binding Effect; Survival of Terms. (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     (b) This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Secured Parties, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II;
(ii) the indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

     Section 7.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by fax or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                             VITRO AMERICA, INC.



                                             By: /s/ John Wagner
                                                -------------------------------
                                                Name:  John Wagner
                                                     --------------------------
                                                Title: Vice President/Finance
                                                      -------------------------

                                             Address: 965 Ridge Lake Boulevard
                                                      Memphis, Tennessee  38120
                                                      Attention:  President


                                             VVP FUNDING CORPORATION



                                             By: /s/ John Wagner
                                                -------------------------------
                                                Name:  John Wagner
                                                     --------------------------
                                                Title: President
                                                      -------------------------

                                             Address: 965 Ridge Lake Boulevard
                                                      Memphis, Tennessee  38120
                                                      Attention:  President

                                   EXHIBIT I

                                  DEFINITIONS

     This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement (as hereinafter defined).

     "Agent" -- As defined in the Preliminary Statements to the Agreement.

     "Agreement" -- The Receivables Sale Agreement, dated as of May 7, 2004, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

     "Applicable Rate" -- The Yield Rate or the rate used to determine CP Costs, as applicable, payable by Buyer with respect to the Aggregate Invested Amount.

     "Buyer" -- As defined in the preamble.

     "Calculation Period" -- Each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

     "Conduit" -- As defined in the Preliminary Statements to the Agreement.

     "Credit and Collection Policy" -- Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V hereto, as modified from time to time in accordance with the Agreement.

     "Default Fee" -- A per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

     "Discount Factor" -- A percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of
(i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

     "Initial Contributed Receivables"-- As defined in Section 1.1.

     "Initial Cutoff Date"-- As defined in Section 1.1.

     "Net Worth" -- As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Invested Amount outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

     "Original Balance" -- With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

     "Originator" -- As defined in the preamble to the Agreement.

     "Originator Collateral" -- As defined in Section 1.7.

     "Purchase" -- The purchase pursuant to Section 1.2(a) of the Agreement by Buyer from Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

     "Purchase Agreement" -- As defined in the Preliminary Statements to the Agreement.

     "Purchase Price" -- With respect to the Purchase, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section
1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of
(A) the Outstanding Balance of such Receivables on such date, multiplied by
(B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

     "Purchase Price Credit" -- As defined in Section 1.4.

     "Purchase Report" -- As defined in Section 1.2(b).

     "Related Security" -- With respect to any Receivable:

          (i) Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iv) all service contracts and other contracts and agreements associated with such Receivable,

          (v) all Records related to such Receivable,

          (vi) all of Originator's right, title and interest in each post office box and account containing Collections, including, without limitation, each Lock-Box and each Collection Account, and

          (vii) all proceeds of any of the foregoing.

     "Reportable Event" -- Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Capital Amount" -- As of any date of determination, an amount equal to the greater of (i) 3% of the Purchase Limit under the Purchase Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and
(B) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement.

     "Subordinated Loan" -- As defined in Section 1.3(a)(ii) of the Agreement.

     "Subordinated Note" -- A promissory note in substantially the form of
Exhibit VIII hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Termination Date" -- The earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in
Section 5.1(e), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

     "Termination Event" -- As defined in Section 5.1 of the Agreement.

     "Unmatured Termination Event" -- An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.